UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2019 (Date of earliest event reported)
MEDTAINER, INC. (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Change in Registrant’s Certifying Accountant

On June 5, 2019, Prager Metis CPAs, LLC (“Prager”), the Registrant’s independent registered public accounting firm, gave notice of its resignation as such, effective on that date. The Registrant’s Board of Directors is seeking a replacement registered public accounting firm. Prager was retained on October 26, 2018.

During the period that began when it was retained and continued through the date of its resignation, there was no disagreement between the Registrant and Prager on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Prager, would have caused it to make reference to the subject matter of such disagreement in connection with its audit report on such financial statements.

Prager has not indicated to the Registrant that its report on the audit, if completed, would contain an adverse opinion or disclaimer of opinion or would be qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report thereon would contain an uncertainty about the Registrant’s ability to continue as a going concern.

Prager did not audit the Registrant’s financial statements for any period prior to its retention.

For the period beginning with Prager’s retention to the date of this report, there were no events that were required to be reported pursuant to Items 304(a)(1)(iv) or (v) of Regulation S-K.

Prior to Prager’s retention, the Registrant did not consult with Prager regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Registrant has provided Prager with a copy of the disclosures in this report and has requested that Prager provide it with a letter addressed to the United States Securities and Exchange Commission stating whether or not Prager agrees with the statements made in this Item 4.01. Prager has furnished that letter and a copy thereof is filed as Exhibit 16.1 to this report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

16.1	Letter, dated June 11, 2019, to United States Securities and Exchange Commission from Prager Metis CPAs, LLC. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDTAINER, INC.

By: /s/ Curtis Fairbrother

Chief Executive Officer

June 11, 2019